Exhibit 3.27

STATE OF MICMIGAN MICHIGAN DEPARTMENT OF TREASURY CORPORATION DIVISION LANSING, MICHIGAN DO NOT WRITE IN SPACE BELOW-FOR DEPARTMENT USE Date Received: Compared by: MAY 24 1968 FILED Date: MAY 27 1968 Examiner: STATE TREASURER MICHIGAN DEPARTMENT OF TREASURY ARTICLES OF INCORPORATION These Articles of Incorporation are signed and acknowledged by the incorporator for the purpose of forming a corporation for profit under the provisions of Act No. 327 of the Public Acts of 1931, as amended, as follows: ARTICLE 1. The name of the corporation is. PLASTIC TRENDS, INC.  ARTICLE II. The purpose or purposes for which the corporation is formed an as follows: To engage generally in manufacturing and rendering of services, particularly in connection with the production and design of plastic products, dies, molds and related equipment, and to buy, sell or lease property of every nature, whether real or personal, and Is general to carry on any in therewith. and thereto not forbidden by the laws of the state of Michigan and with of the powers conferred upon corporation by the laws of the State of Michigan. ARTICLE III. Location of the first registered office is: 2501 Rochester Road Troy Oakland Michigan 48064 (No) (street) (City) (County) (Zip code) Post office address of the first registered of its to: 2501 Rochester Road Troy Michigan 48064 (No. and Street or P.O. (City) (Zip code) ARTICLE IV. The name of the First resident agent is Joseph Houghton

ARTICLE V. The total authorized capital stock is Preferred shs. None Par Value $ (1) per share Common shs. 50.000 Par Value $ 1.00 Book Value $ per share Preferred None Price fixed for sale $ and/ or shs of (2) no par value Common None Book Value $ per share Price fixed for sale $ (3) A statement of all of any of the designations and the powers, preferences and rights, and the qualifications limitations. or restrictions thereof is as follows: All shares of capital stock of the Corporation are designated Common Stock, Par Value $1.00 per share. Each holder of the Common Stock shall be entitled to one vote per share in the affairs of the Corporation and all powers and rights of the holders hereof shall be equal in all respects and there shall be no preferences, qualifications, limitations or restrictions with respect thereto except as provided by law. ARTICLE VI. The names and places of residence or business of the incorporations and the number and clars of shares subscribed for by each are as follows: (Statute requires one or more incorporators) Name Residence or Address Number of Shares (No.) (Street) (City) (State) Par Stock Non-Par Stock Common Preferred Common Preferred Joseph Houghton 2501 Rochester Road 2.000 Troy, Michigan ARTICLE VII. The names and addresses of the first of directors are as follows: (Statues) requires at least three directors) Names Residence or Business Address (No.) (Street) (City) (State) Joseph Eoughton 2501 Rochester Road, Troy, Michigan Kenreth Barnowski 2501 Rochester Road, Troy, Michigan Edward E. Shea 2700 Rochester Bldg, Detroit, Michigan ARTICLE VIII The term of the corporate is perpetual (If terms is for a limited of years, those mare the number of of perpetual)

ARTICLE IX. OPTIONAL (Please delete Article IX if not applicable) Whenever a compromise or arrangement or any plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them and/or between this corporation and its shareholders or any class of them, any court of equity jurisdiction within the state of Michignn, may on the application of this corporation or of any creditor or may shareholders thereof, or on the application of any receiver or receivers appointed for this corporation, order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders, as the case may be, to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such meaner as said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders, at the case may be, to be affected by the proposed compromise or arrangement or reorganization, agree to any compromise or arrangement or to any reorganization of this corporation as a consequence of such compromise or arrangement, said compromise or arrangement and said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the shareholders or class of shareholders, as the case may be, sad also on this corporation. ARTICLE X. (Here insert any desired additional provisions authorized by the Act) We, the incorporators, sign our names this 22nd day of May 19 68. (All parties appearing under Article VI are required to sign in this space) Joseph Houghton STATE OF MICHIGAN (One or more of the parties sharing and acknowledge ss. before the Notary) COUNTY OF OAKLAND On this 22nd day of May, 19 68. before me personally appeared Joseph Houghton to the knows to be the persons described in and who executed the foregoing instrument, and acknowledged that they executed the same as their free act and deed. (Signature of Notary) Marilyn Dunne (Print of one name of Notary) WAYNE County acting MAIL SIGNED AND ACKNOWLEDGED Notary public for in Oakland County, [ILLEGIBEL]: State of Michigan. Michigan Department of Treasury My commission expires August 28, 1971 Corporation Division (Notarial seal required if acknowledgment taken out of State) P.O. Drawer C Lansing, Michigan 48904

Case -113(Rev 2-81) (Please do not write in spaced below – for Department use) MICHIGAN DEPARTMENT OF COMMERCE – CORPORATION AND SECUCITIES BUREAU Date Received FILED JAN 4 1982 FEB 4 1982 Administrator MICHIGAN DEPARTMENT OF COMMERCE Corporation & Securities Bureau CERTIFICATE OF CHANGE OF REGISTERED OFFICE AND/OR CHANGE OF RESIDENT AGENT For Use by Domestic and Foreign Corporations (See Instructions on Reverse Side) INSERT CORPORATION NUMBER 1 5 3 – 9 7 9 This certificate is executed in accordance with the provisions of Section 242 of Act 284, Public Acts of 1972, as amended, as follows: 1. The name of the corporation is PLASTIC TRENDS, INC. 2. The address of its registered office as currently on file with the Corporation and Securities Bureau is: (See Part 2 of instructions on reverse side) 2501 ROCHESTER ROAD TROY, , Michigan 43084 (No and Street) (Town or City) (zip Code) The mailing address of its registered office is: (Need not completed unless different from the above address See part 3 of Instructions) , Michigan (PO. Box) (Town or City) (Zip Code) 3. (The following is to be completed If the address of the registered office Is changed.) The address of the registered office is changed to:(See Part 3 of Instructions) 6200 26 MILE ROAD WASHINCTON , Michigan 48094 (No and Street) (Town or City) (Zip Code) The mailing address of the registered office is changed to: (Need not see completed unless different from the above address, see Part 3 of Instructions) , Michigan (P.O. Box) (Town or City) Zip Code: 4. The name of the resident agent as currently on file with the Corporation and Securities Bureau is (See Part 3 of Instructions) 5. (The following is to be completed if the resident agent is changed.) The name of the successor resident agent is 6. The corporation further states that the address of its registered office and the address of the business office of its resident agent, as changed, are identical. 7. The changes designated above were authorized by resolution duly adopted by its board of directors or I trustees. Signed this 30th day of DECEMBER 19 81 . By (Signature of President Vice-President Secretary Assistant Secretary Chairperson or Vice-Chairperson) JON HOUGHTON, VICE PRESIDENT (Type of Print Name and title)

CAS-113 (Rev 2-81) DOCUMENT WILL BE RETURNED TO NAME AND MAILING ADDRESS INDICATED IN THE BOX BELOW. Include name, street and number (or P.O. Box), city, state and zip code. PLASTIC TRENDS, INC. 6200 26 MILE ROAD WASHINGTON, MICH. 48094 Telephone: Area Code 313  Number 739–3662  INFORMATION AND INSTRUCTIONS Certificate of Change of Registered Office and/or Change of Resident Agent 1. Submit one original copy of the Certificate of Change of Registered Office and/or Change of Resident Agent. Upon the filing, a microfilm copy will be prepared for the records in the Corporation and Securities Bureau. The original copy will be returned to the address appearing in the box above as evidence of the filing. Since the corporate documents are microfilmed for the Bureau’s files, it is imperative that the document submitted for filing be legible so that a usable microfilm can be obtained. Corporate documents with poor black and white contrast, whether due to the use of a worn typewriter ribbon or to a poor quality of reproduction, will be rejected. 2. Insert the present address of the registered office in part 2 of the Certificate. This address must agree with the address of the registered office as designated in the articles of incorporation or subsequent corporate certificate reflecting a change as filed with the Corporation and Securities Bureau. 3. A post office box is not permitted to be designated as the address of the registered office. The mailing address may differ from the address of the registered office only if a post office box address in the same city as the registered office is designated as the mailing address. 4. Insert the name of the present resident agent in part 4 of the Certificate. This name must agree with the name of the resident agent as designated in the articles of incorporation or subsequent corporate certificate reflecting a change as filed with the Corporation and Securities Bureau. 5. The Certificate must be signed in ink by the chairperson or vice-chairperson of the board, or the president, vice-president, secretary or assistant secretary of the corporation 6. Filing Fee: $5.00, (Make remittance payable to State of Michigan) 7. Mail form and remittance to: Michigan Department of Commerce Corporation and Securities Bureau Corporation Division P.O. Box 30054 Lansing, Michigan 48909 Tel. (517)-373-0493 CAS-113 (Rev 2-81)